Exhibit 99.1

Press Release

CONTACT:

Michael C. Massi

Investor Relations

Tel: (813) 313-1786

Investor.relations@cott.com

COTT ANNOUNCES FIRST QUARTER 2012 RESULTS AND SHARE REPURCHASE PROGRAM

FOR UP TO $35 MILLION IN COMMON SHARES

(Unless stated otherwise, all information in U.S. dollars and all first quarter 2012 comparisons are relative to the first quarter of 2011. Certain terms used in this press release are defined below.)

TORONTO, ON and TAMPA, FL – May 2, 2012 – Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the first quarter ended March 31, 2012, as well as its plans to commence a share repurchase program for up to $35 million in common shares over a 12-month period.

First Quarter 2012 Results

•	Revenue of $524 million declined 1.9% (1.3% excluding the impact of foreign exchange) compared to $534 million.

•	Gross profit as a percentage of revenue was 12.1% compared to 9.4% in the fourth quarter of 2011 and 13.0% in the first quarter of 2011.

•	Net income and earnings per diluted share were $6 million and $0.06, respectively, compared to $7 million and $0.07, respectively.

•	EBITDA was $45 million compared to $47 million. Adjusted EBITDA increased 2.9% to $46 million compared to $45 million.

Jerry Fowden, Cott’s Chief Executive Officer, commented, “I’m pleased with the overall financial performance during the quarter, despite continued commodity pressures. Gross margin in the first quarter improved 270 basis points from the fourth quarter of 2011, reflecting the implementation of our 2012 strategy of gradual gross margin restoration by focusing on operational efficiencies and adjusting the balance between volume and margin.”

FIRST QUARTER 2012 PERFORMANCE SUMMARY

•

Revenue decreased 1.9% (1.3% excluding the impact of foreign exchange) to $524 million as a result of lower North America volumes due primarily from exiting certain low margin case pack water business and the continuing decline in the U.S. shelf-stable juice market. The North America revenue performance was partially offset by growth in the United Kingdom / Europe (“U.K.”) and higher average price per case across all business units.

•

Gross profit as a percentage of revenue was 12.1% compared to 13.0% in the first quarter of 2011 and 9.4% in the fourth quarter of 2011. The decline compared to the first quarter of 2011 was due primarily to higher commodity costs, particularly fruit and fruit concentrates, sweeteners and resin. The margin improvement versus the fourth quarter of 2011 was due primarily to a combination of operating efficiencies and an increase in the average price per case implemented in the first quarter of 2012.

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•

Selling, general and administrative (“SG&A”) expenses were $42 million compared to $45 million. The decrease in SG&A expenses was driven primarily by reduced costs associated with our information technology strategy.

•	Operating income was $21 million compared to $25 million.

•	EBITDA was $45 million compared to $47 million. Adjusted EBITDA increased 2.9% to $46 million compared to $45 million.

FIRST QUARTER 2012 REPORTING SEGMENT HIGHLIGHTS

•

North America filled beverage case volume decreased 8.3% to 156 million cases due primarily to exiting certain case pack water business and the continuing decline in the U.S. shelf-stable juice market. Revenue decreased 4.8% (4.7% excluding the impact of foreign exchange) to $408 million.

•

U.K. filled beverage case volume increased 4.6% to 41 million cases. Revenue increased 14.9% (16.9% excluding the impact of foreign exchange) to $99 million. Growth was driven by continued double digit growth in the energy and sports drinks categories and ongoing growth in the wholesale channel servicing the smaller convenience stores.

•	Mexico filled beverage case volume decreased 29.8% to 6 million cases. Revenue decreased 20.2% (13.2% excluding the impact of foreign exchange) to $9 million.

•	RCI concentrate volume decreased 13.9% to 71 million. Revenue decreased 2.6% to $7 million.

First Quarter Results Conference Call

Cott Corporation will host a conference call today, May 2, 2012, at 10:00 a.m. EDT, to discuss first quarter results, which can be accessed as follows:

North America: (877) 407-8031

International: (201) 689-8031

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

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Share Repurchase Program

Cott announced its plans to commence, subject to compliance with the annual limits established by the Toronto Stock Exchange (“TSX”), a share repurchase program for up to $35 million in common shares over a 12 month period. Cott’s common shares may be purchased in open market transactions and privately negotiated repurchases under the program through either a 10b5-1 automatic trading plan or at management’s discretion in compliance with regulatory requirements, and given market, cost and other considerations.

Subject to completion of appropriate filings with and approval by the TSX, repurchases will be made through the facilities of the TSX, the New York Stock Exchange (“NYSE”), or by such other means as may be permitted by the TSX and/or the NYSE. The rules and policies of the TSX contain restrictions on the number of shares that can be repurchased over a 12-month period, and also contain restrictions on the number of shares that can be purchased on any given day, based on the average daily trading volumes of the common shares on the TSX. Similarly, the safe harbor conditions of Rule 10b-18 impose certain limitations on the number of shares that can be purchased on the NYSE per day.

“We are pleased to be able to announce this share repurchase program as an excellent way to return value to our shareowners,” continued Mr. Fowden.

There can be no assurance as to the precise number of shares that will be repurchased under the share repurchase program, or the aggregate dollar amount of the shares actually purchased. Cott may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program will be cancelled.

About Cott Corporation

Cott is one of the world’s largest beverage companies focusing on private-label and contract manufacturing. With approximately 4,000 employees, Cott operates soft drink, juice, water and other beverage bottling facilities in the United States, Canada, the U.K. and Mexico. Cott markets beverage concentrates in over 50 countries around the world.

Defined Terms

Certain defined terms used in this press release include the following. “GAAP” means U.S. generally accepted accounting principles. “EBITDA” means GAAP earnings (loss) before interest, taxes, depreciation and amortization. “Adjusted EBITDA” means GAAP earnings (loss) before interest, taxes, depreciation and amortization, excluding purchase accounting adjustments, integration expenses, restructuring and asset impairments. See the accompanying reconciliation of Cott’s EBITDA and Adjusted EBITDA to its GAAP net income, as well as the “Non-GAAP Measures” paragraph below.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from Cott’s results of operations and, in some cases, by excluding the impact of the Cliffstar acquisition. Cott supplements its reporting of earnings before interest, taxes, depreciation and amortization by excluding Cliffstar purchase accounting adjustments, integration expenses, restructuring and asset impairments to separate the impact of these items from the underlying business. Because Cott uses these adjusted financial results in the management of its business and to understand business performance independent of the Cliffstar acquisition, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott’s underlying business performance and the performance of its management. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the amount of shares that may be repurchased under the share repurchase program, future financial operating results and related matters. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Press Release

Factors that could cause actual results to differ materially from those described in this press release include, among others: Cott’s ability to compete successfully; changes in consumer tastes and preferences for existing products and Cott’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Walmart; fluctuations in commodity prices and Cott’s ability to pass on increased costs to its customers, and the impact of those increased prices on Cott’s volumes; Cott’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; Cott’s ability to maintain favorable arrangements and relationships with its suppliers; Cott’s ability to realize the expected benefits of the Cliffstar acquisition because of integration difficulties and other challenges; risks associated with the asset purchase agreement entered into in connection with the Cliffstar acquisition; the significant amount of Cott’s outstanding debt and Cott’s ability to meet its obligations under its debt agreements; Cott’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; the impact of global financial events on Cott’s financial results; Cott’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at Cott’s beverage concentrates or other manufacturing facilities; Cott’s ability to protect its intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to Cott’s reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which Cott operates; the impact of proposed taxes on soda and other sugary drinks; enforcement of compliance with the Ontario Environmental Protection Act; unseasonably cold or wet weather, which could reduce the demand for Cott’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Cott’s ability to recruit, retain, and integrate new management and a new management structure; Cott’s exposure to intangible asset risk; Cott’s ability to renew its collective bargaining agreements on satisfactory terms; disruptions in Cott’s information systems; compliance with product health and safety standards; the volatility of Cott’s stock price; and Cott’s ability to maintain compliance with the listing requirements of the New York Stock Exchange.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

Press Release

COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended
	March 31, 2012	April 2, 2011

Revenue, net	$523.8	$534.1
Cost of sales	460.4	464.5

Gross profit	63.4	69.6

Selling, general and administrative expenses	41.8	45.1
Loss on disposal of property, plant & equipment	0.6	—

Operating income	21.0	24.5

Other (income) expense, net	(0.2)	0.8
Interest expense, net	14.0	14.4

Income before income taxes	7.2	9.3

Income tax expense	0.4	1.6

Net income	$6.8	$7.7

Less: Net income attributable to non-controlling interests	0.9	0.9

Net income attributed to Cott Corporation	$5.9	$6.8

Net income per common share attributed to Cott Corporation
Basic	$0.06	$0.07
Diluted	$0.06	$0.07

Weighted average outstanding shares (millions) attributed to Cott Corporation
Basic	94.4	94.1
Diluted	95.7	95.3

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COTT CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	March 31, 2012	December 31, 2011
ASSETS
Current assets
Cash & cash equivalents	$31.6	$100.9

Accounts receivable, net of allowance of $5.9 ($5.7 as of December 31, 2011)	234.6	210.8
Income taxes recoverable	9.4	9.9
Inventories	228.5	210.0
Prepaid expenses and other current assets	21.1	19.3

Total current assets	525.2	550.9

Property, plant & equipment	490.6	482.2
Goodwill	130.3	129.6
Intangibles and other assets	335.8	341.1
Deferred income taxes	5.0	4.1
Other tax receivable	1.1	1.0

Total assets	$1,488.0	$1,508.9

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$2.5	$3.4
Accounts payable and accrued liabilities	245.5	281.1

Total current liabilities	248.0	284.5

Long-term debt	602.3	602.1
Deferred income taxes	35.1	34.1
Other long-term liabilities	20.5	20.0

Total liabilities	905.9	940.7

Equity
Capital stock, no par - 95,101,230 (December 31, 2011 - 95,101,230) shares issued	395.9	395.9
Treasury stock	(2.1)	(2.1)
Additional paid-in-capital	43.4	42.6
Retained earnings	150.0	144.1
Accumulated other comprehensive loss	(17.2)	(24.7)

Total Cott Corporation equity	570.0	555.8
Non-controlling interests	12.1	12.4

Total equity	582.1	568.2

Total liabilities and equity	$1,488.0	$1,508.9

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COTT CORPORATION	EXHIBIT 3
Consolidated Statements of Cash Flows
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	March 31, 2012	April 2, 2011

Operating Activities
Net income	$6.8	$7.7
Depreciation & amortization	23.8	23.6
Amortization of financing fees	1.2	0.9
Share-based compensation expense	0.8	1.1
Increase in deferred income taxes	—	0.9
Loss on disposal of property, plant & equipment	0.6	—
Other non-cash items	(0.4)	0.2
Change in operating assets and liabilities, net of acquisition:
Accounts receivable	(20.5)	(29.4)
Inventories	(16.5)	(6.1)
Prepaid expenses and other current assets	(1.8)	0.3
Other assets	1.0	(0.1)
Accounts payable and accrued liabilities	(38.4)	(21.9)
Income taxes recoverable	0.3	(2.8)

Net cash used in operating activities	(43.1)	(25.6)

Investing Activities
Acquisition	(5.0)	—
Additions to property, plant & equipment	(17.7)	(12.5)
Additions to intangibles and other assets	(2.7)	—
Proceeds from sale of property, plant & equipment	—	0.1

Net cash used in investing activities	(25.4)	(12.4)

Financing Activities
Payments of long-term debt	(1.2)	(1.3)
Borrowings under ABL	7.0	99.8
Payments under ABL	(7.0)	(72.5)
Distributions to non-controlling interests	(1.1)	(1.6)
Other financing activities	—	—

Net cash (used in) provided by financing activities	(2.3)	24.4

Effect of exchange rate changes on cash	1.5	1.2

Net decrease in cash & cash equivalents	(69.3)	(12.4)

Cash & cash equivalents, beginning of period	100.9	48.2

Cash & cash equivalents, end of period	$31.6	$35.8

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COTT CORPORATION	EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars or 8 oz equivalent cases, U.S. GAAP)
Unaudited

	For the Three Months Ended
	March 31, 2012	April 2, 2011

Revenue
North America	$408.1	$428.8
United Kingdom	99.2	86.3
Mexico	9.1	11.4
RCI	7.4	7.6

	$523.8	$534.1

Operating income (loss)
North America	$17.3	$20.8
United Kingdom	3.2	3.0
Mexico	(1.3)	(1.5)
RCI	1.8	2.2

	$21.0	$24.5

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	179.6	195.1
United Kingdom	44.9	43.5
Mexico	5.9	8.4
RCI	71.0	82.5

	301.4	329.5

Volume - 8 oz equivalent cases - Filled Beverage
North America	156.4	170.6
United Kingdom	40.9	39.1
Mexico	5.9	8.4
RCI	—	—

	203.2	218.1

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COTT CORPORATION	EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - Analysis of Revenue by Reporting Segment
Unaudited

	For the Three Months Ended
(in millions of U.S. dollars, except percentage amounts)	March 31, 2012
	Cott[1]	North America	United Kingdom	Mexico	RCI
Change in revenue	$(10.3)	$(20.7)	$12.9	$(2.3)	$(0.2)
Impact of foreign exchange[2]	3.2	0.7	1.7	0.8	—

Change excluding foreign exchange	$(7.1)	$(20.0)	$14.6	$(1.5)	$(0.2)

Percentage change in revenue	-1.9%	-4.8%	14.9%	-20.2%	-2.6%

Percentage change in revenue excluding foreign exchange	-1.3%	-4.7%	16.9%	-13.2%	-2.6%

[1]	Cott includes the following reporting segments: North America, United Kingdom, Mexico and RCI.
[2]

Impact of foreign exchange is the difference between the current year’s revenue translated utilizing the current year’s average foreign exchange rates less the current year’s revenue translated utilizing the prior year’s average foreign exchange rates.

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COTT CORPORATION	EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 31, 2012	April 2, 2011

Net income attributed to Cott Corporation	$5.9	$6.8
Interest expense, net	14.0	14.4
Income tax expense	0.4	1.6
Depreciation & amortization	23.8	23.6
Net income attributable to non-controlling interests	0.9	0.9

EBITDA	$45.0	$47.3

Acquisition adjustments
Inventory step-up (step-down)	0.1	(3.2)
Integration costs	1.0	0.7

Adjusted EBITDA	$46.1	$44.8